Exhibit 99.1
Blaize Announces Public Offering of Common Stock
EL DORADO HILLS, Calif., May 5, 2026 /PRNewswire/ -- Blaize Holdings, Inc. (Nasdaq: BZAI, Nasdaq: BZAIW) (“Blaize,” the “Company,” “we,” “our,” or “us”), a leader in programmable, energy-efficient AI computing, announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with the offering, Blaize also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered at the public offering price, less the underwriting discounts. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
The Company intends to use net proceeds from the offering for working capital and general corporate purposes.
Northland Capital Markets is acting as sole bookrunning manager for the offering. The Benchmark Company, LLC is acting as co-manager for the offering.
A shelf registration statement on Form S-3 relating to the securities offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2026 (File No. 333-292986) and declared effective by the SEC on February 4, 2026. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained from Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, MN, Attention: Heidi Fletcher, by telephone at (612) 851-4918. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Blaize
Blaize delivers a programmable AI platform, purpose-built for AI inference workloads in real-world environments. Its Hybrid AI architecture combines the Blaize GSP (Graph Streaming Processor), an efficient AI processor, with GPU-based infrastructure, enabling AI inference workloads to run across edge, cloud, and data center. Blaize solutions support computer vision, multimodal AI, and sensor-driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and defense. Blaize is headquartered in El Dorado Hills, California, with a global presence across North America, Europe, the Middle East, and Asia.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize and include those relating to the expected timing of the offering, the satisfaction of customary closing conditions related to the offering, and our intended use of proceeds from the offering. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 24, 2026 and in other filings made by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-

looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

Blaize Contact
press@blaize.com

Investors
ir@blaize.com